Exhibit 1.1

EXECUTION

Seaspan Corporation

10,000,000 Shares

9.50% Series C Cumulative Redeemable Perpetual Preferred Shares

($.01 par value per share, liquidation preference $25.00 per share)

Underwriting Agreement

New York, New York

January 21, 2011

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

As Representative of the several Underwriters

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Seaspan Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) is acting as representative, 10,000,000 shares of 9.50% Series C Cumulative Redeemable Perpetual Preferred Shares, $.01 par value, with a liquidation preference of $25.00 per share (the “Series C Preferred Shares”), of the Company (said shares to be issued and sold by the Company being hereinafter called the “Securities”), which shall have the rights, powers and preferences set forth in the Statement of Designation in respect of the Series C Preferred Shares (the “Statement of Designation”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a shelf registration statement (the file number of which is set forth in Schedule I hereto) on Form F-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities, which Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending, or to the knowledge of the Company, are threatened. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you and at the time of the filing thereof with the Commission, each such Preliminary Final Prospectus complied in all material respects with the requirements of the Act. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

It is understood that the form of prospectus to be used in connection with the offering and sale of the Securities shall have a Canadian “wrap-around” for purposes of distribution to Canadian Persons (the “Canadian OM”).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Applicable Time and on the Closing Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c) Neither (A) the Disclosure Package, when taken together as a whole, nor (B) any road show that is a written communication” within the meaning of Rule 433(d)(8)(i), when considered together with the Disclosure Package, contains any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) The Company and each of its subsidiaries have been duly incorporated and are existing corporations in good standing under the laws of the Republic of the Marshall Islands, with full corporate power and authority to own or lease, as the case may be, and to operate their properties and conduct their business in all material respects as described in the Disclosure Package and the Final Prospectus; and the Company and each of its subsidiaries are duly qualified to do business as a foreign corporations in good standing in all other jurisdictions in which their ownership or leasing of property or the conduct of their business requires such qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, earnings, business, properties or assets or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of the Marshall Islands.

(h) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding Class A Common Shares, par value $0.01 per share (the “Common Shares”), Class C Common Shares, par value $0.01 per share (the “Incentive Shares”), Series A Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”) and Series B Preferred Shares, par value $0.01 per share (the “Series B Preferred Shares” and, together with the Series A Preferred Shares, the “Existing Preferred Shares”), have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when delivered to and paid for by the Underwriters pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus and will be validly issued in accordance with the Statement of Designation, fully paid and nonassessable; an application will be made for the admission, listing and trading of the Securities on The New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(i) To the Company’s knowledge, there is no franchise, agreement, contract, indenture or other document or instrument of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(j) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, each Preliminary Final Prospectus and the Final Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Applicable Time, and when read together with the other information in the Final Prospectus, at the date of the Final Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) This Agreement has been duly authorized, validly executed and delivered by the Company.

(l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order (“Consent”) of any court or governmental agency or body in the United States, the Republic of the Marshall Islands or any other jurisdiction, including, without limitation, the International Maritime Organization (the “IMO”), is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act; (ii) such as may be required under the securities laws of Canada (including the filing of the Canadian OM with the applicable Canadian securities regulatory authorities to the extent required under Canadian securities laws and the filing of required reports of exempt distributions and related documents) or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package, the Final Prospectus and the Canadian OM; (iii) such Consents that have been, or prior to the Closing Date will be, obtained; (iv) such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or the Operative Agreements (as defined herein); and (v) such Consents that are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and the Operative Agreements, which (A) if not obtained on or prior to the Closing Date, would not, individually or in the aggregate, have a material adverse effect on the operation of the Company’s business and (B) are expected in the reasonable judgment of the Company to be obtained in the ordinary course of business subsequent to the consummation of the transactions.

(n) The Company is not (i) in violation of any provision of its charter or by-laws, or similar organizational documents; (ii) in violation or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which it is a party or bound or to which its property is subject; or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority including, without limitation, the IMO, having jurisdiction over the Company or any of its properties, as applicable, which default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or materially impair the ability of the Company to perform its obligations under this Agreement or the Operative Agreements (as defined herein).

(o) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (i) conflict with, or result in a violation of, the charter or by-laws of the Company, (ii) conflict with, or result in a breach or violation of, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; (iii) violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, including the IMO, having jurisdiction over the Company or any of its properties; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Except as disclosed in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus, no holders of securities of the Company have current rights to the registration of such securities under the Registration Statement.

(q) The combined historical financial statements included in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Combined Financial and Operating Data” in the Preliminary Final Prospectus, the Final Prospectus and Registration Statement and under the caption “Selected Financial Data” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2009 (the “2009 Annual Report”), the Current Report on Form 6-K that contains financial information for the three-month period ended March 31, 2010 (the “Q1 2010 Report”), the Current Report on Form 6-K that contains financial information for the six-month period ended June 30, 2010 (the “Q2 2010 Report”) and the Current Report on Form 6-K that contains financial information for the nine-month period ended September 30, 2010 (the “Q3 2010 Report” and, together with the Q1 2010 and the Q2 2010 Report, the “Quarterly Reports”) fairly present, on the basis stated therein, the information included therein. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2009 Annual Report and the Quarterly Reports has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(r) No action, suit or proceeding by or before any court or governmental agency, authority or body, including the IMO, or any arbitrator involving the

Company or its property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation by the Company of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(s) On or as of the Closing Date, the Company will own, lease, possess or otherwise have the right to use all such assets as are necessary to the conduct of its operations as described in the Disclosure Package and the Final Prospectus.

(t) KPMG LLP, who have audited certain financial statements and delivered their report with respect to the audited consolidated financial statements included in or incorporated by reference into the Preliminary Final Prospectus and the Final Prospectus, were and are the independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(u) There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. Federal law or the laws of any U.S. state, the Republic of the Marshall Islands, Canada or Hong Kong, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities, or the sale and delivery by the Company of the Securities or the consummation of the transactions contemplated by this Agreement.

(v) The Company and each of its subsidiaries have filed all foreign, United States federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and as to which the Company or any of its subsidiaries has set aside adequate reserves in accordance with U.S. generally accepted accounting principles or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(w) No labor problem or dispute with the employees of the Company, Seaspan Management Services Limited (the “Manager”), Seaspan Ship Management Ltd. (the “Ship Manager”), Seaspan Crew Management Ltd. or Seaspan Advisory Services Limited (the “Advisor”) exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Manager’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(x) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company or other institution is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y) The Company possesses all licenses, certificates, permits and other authorizations (“Permits”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus and except for those permits that if not obtained, would not reasonably be expected to have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal control over financial reporting.

(aa) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bb) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations, including those of the IMO, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(dd) In the ordinary course of its business, the Company periodically reviews the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(ee) The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective and applicable to the Company and its directors and officers.

(ff) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mail or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, except where the failure to possess such rights would not reasonably be expected to have a Material Adverse Effect, and has no reason to believe that the conduct of its businesses will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(jj) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of the Marshall Islands, Canada or Hong Kong or any political subdivisions thereof.

(kk) Each of the agreements listed in Schedule VI (collectively, the “Operative Agreements”) has been duly authorized, validly executed and delivered by the Company, the Manager and their respective controlled affiliates, as the case may be, and the individuals signatory to such agreements. Each of the Operative

Agreements is a valid and binding agreement of each such party enforceable against each such party in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. With respect to the individuals who are signatories to the Wang Employment Agreement and the Wang Restrictive Covenant Agreement (each as defined in below), such representation and warranty in the immediately preceding sentence is given on the basis of the knowledge of the Company.

(ll) The Company does not believe that it is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and, based on the Company’s current and expected assets, income and operations as described in the Disclosure Package and the Final Prospectus, the Company does not believe it is likely to become a PFIC.

(mm) No capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands or Canada, or to any political subdivision or taxing authority of either thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof, aside from any capital gains, income, withholding or other taxes payable by any Underwriter in connection with a business carried on by that Underwriter in the Republic of the Marshall Islands or Canada in respect of the sale and delivery of the Securities.

(nn) All dividends and other distributions declared and payable on the shares of capital stock of the Company, including the Securities, may, under the current laws and regulations of the Republic of the Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands.

(oo) Each of the vessels listed on Schedule IV hereto is duly registered as a vessel in the sole ownership of the Company; the Company has good and marketable title thereto, free and clear of all liens, claims, charges, debts or encumbrances and defects of the title of record and each such vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of Hong Kong as would affect its registry with the Hong Kong Registry, except, in both cases, such liens, claims, charges, debts or encumbrances, defects of the title of record, failure to pay such taxes, fees and other amounts (i) as described, and subject to the limitations contained, in the Disclosure Package and Final Prospectus, (ii) those liens contemplated by the Credit Facilities (as defined below) or (iii) as do not materially affect the value of such vessels, taken as a whole, and do not materially interfere with the use of such vessels, as they have been used in the past and are proposed to be used in the future, as described in the Disclosure Package and the Final Prospectus (the liens described in clauses (i), (ii) and (iii) above being “Permitted Liens”).

(pp) Since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus and other than as set forth in or contemplated by the Disclosure Package and the Final Prospectus, (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), results of operations, business, properties or assets or prospects of the Company, and (iii) the Company has not incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company, or otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(qq) Except as set forth in the Disclosure Package and the Final Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets.

(rr) The statistical and market-related data included in the Disclosure Package, the Final Prospectus and the Registration Statement are based on or derived from sources which the Company and the Manager believe to be reliable and accurate.

(ss) The statements set forth in the Preliminary Final Prospectus and the Final Prospectus under the caption “Business —Taxation of the Company—Canadian Taxation” that constitute factual matters, intentions, expectations and beliefs relating to the Company are accurate in all material respects.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the location, on the date and at the time specified on Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus and the Canadian OM.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) The Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Preferred Shares or any securities convertible into, or exercisable, or exchangeable for, Preferred Shares; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement, provided, however, that the Company may issue and sell Preferred Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Prospectus (exclusive of any supplement thereto).

(i) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company will cooperate with the Underwriters in preparing a final term sheet containing a description of the Securities, in a form approved by the Underwriters and attached as Annex A hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l) The Company agrees to pay the costs, fees and expenses relating to the following matters: (i) the preparation, printing or reproduction and, if applicable, filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus, each Free Writing Prospectus, the Final Prospectus or Final Prospectus with a Canadian OM and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus, the Final Prospectus or Final Prospectus with a Canadian OM and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the registration of the Securities under the Exchange Act and the listing of the Securities on The New York Stock Exchange; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial

Industry Regulatory Authority (“FINRA”) or the applicable Canadian securities regulatory authorities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs, fees and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this subsection (l), and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on the resale of any of the Securities by them, the transportation and other expenses incurred by or on their behalf in connection with presentations by Company representatives to prospective purchasers of Securities and any advertising expenses connected with any offers they may make.

(m) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Final Prospectus and the Final Prospectus under “Use of Proceeds”.

(n) The Company shall use commercially reasonable efforts to effect the admission, listing and trading of the Securities on The New York Stock Exchange within 30 days of the Closing Date.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Preliminary Final Prospectus and the Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Registration Statement is effective and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have filed with the Registrar of Corporations of the Republic of the Marshall Islands, and the Registrar of Corporations will have accepted, the Statement of Designation in respect of the Series C Preferred Shares.

(c) The Company shall have requested and caused Perkins Coie LLP, United States counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date, and addressed to the Representative, to the effect that:

(i) The Registration Statement has been declared effective by the Commission. To such counsel’s knowledge, no stop order suspending effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for this purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Preliminary Final Prospectus and the Final Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b) (without reference to 424(b)(8)). Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which we express no opinion), each appear on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder;

(ii) The statements set forth in the 2009 Annual Report incorporated by reference into the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus under the caption “Item 8. Financial Information—A. Financial Statements and Other Financial Information—Dividend Policy” and the statements included in the Preliminary Final Prospectus and the Final Prospectus under the caption “Description of Capital Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate summaries of such legal matters, agreements, documents or proceedings; the statements set forth in the Preliminary Final Prospectus and the Final Prospectus under the caption “Risk Factors—Tax Risks—We, or any of our subsidiaries, may become subject to income tax in jurisdictions in which we are organized or operate, including the United States, Canada and Hong Kong, which would reduce our earnings and potentially cause certain shareholders to be subject to tax in such jurisdictions,” “Risk Factors—Tax Risks—U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. shareholders” and “Risk Factors—Tax Risks—The preferential tax rates applicable to qualified dividend income are temporary,” insofar as such statements summarize legal matters discussed therein, are, in all material respects, accurate summaries of such legal matters; and the description of the statutes and regulations set forth in the Preliminary Final Prospectus and the Final Prospectus under the caption “Business—Environmental and Other Regulations—United States,” accurately describes in all material respects the portions of the statutes and regulations addressed thereby; provided, however, that such counsel need express no opinion with respect to any laws other than those of the United States;

(iii) The statements set forth in the 2009 Annual Report incorporated by reference into the Registration Statement under the caption “Financing Facilities—Our $218.4 Million Term Loan Facility,” and in the Preliminary Final Prospectus and the Final Prospectus under the captions “Business—Our Fleet” and “Business—Our Fleet —New Vessel Contracts”, insofar as they constitute descriptions of agreements, accurately describe, in all material respects, the portions of the agreements addressed thereby; provided, however, that such counsel need express no opinion with respect to any laws other than those of the United States;

(iv) The statements in the Preliminary Final Prospectus and the Final Prospectus under the captions “Business—Taxation of the Company—United States Taxation” and “Material U.S. Federal Income Tax Considerations,” with respect to legal matters or legal conclusions, in all material respects, is an accurate discussion of the material U.S. federal income tax considerations addressed therein (we do not opine or comment on the representations and statements of fact of the Company included in such discussion.). The opinion of Perkins Coie LLP to be filed as Exhibit 8.1 to the Report on Form 6-K furnished to the Commission on or before the Closing Date, and to be incorporated by Reference into the Registration Statement is confirmed and the Underwriters may rely on such as if it were addressed to them;

(v) Insofar as matters of United States Federal law are concerned, to such counsel’s knowledge, (i) there are no legal or governmental proceedings pending or threatened against the Company or to which the Company is a party or to which any of its properties is subject that are required to be described in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other documents or instruments that are required to be described in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.;

(vi) The Company is not, and immediately upon receipt of payment for the Securities, and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(vii) All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Company with any United States federal governmental or regulatory authority required for the issuance of the Securities and the consummation of the transactions contemplated in this Agreement, the Preliminary Final Prospectus and the Final Prospectus have been made or obtained, or will be effective as of the date of the opinion;

(viii) The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the Preliminary Final Prospectus

and the Final Prospectus (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

(ix) The issue and sale of the Securities will not (i) result in a breach or the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference to into the Registration Statement) to which the Company is a party or bound or to which its property is subject, which breaches or impositions of such lien, charge or encumbrance would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) violate any statute, law, rule or regulation (other than U.S. federal securities, state or foreign securities or blue sky or anti-fraud statutes, laws, rules or regulations, laws and regulations relating to commodity (and other) futures and indices and other similar instruments, and the rules and regulations of FINRA), or any judgment, order or decree to the knowledge of such counsel applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(x) Except as disclosed in the Registration Statement, the Preliminary Final Prospectus and the Prospectus, to the knowledge of such counsel, no holders of securities of the Company have current rights to the registration of such securities under the Registration Statement.

In addition, such counsel shall state that, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent auditors of the Company at which the contents of the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus and any amendments or supplements thereto were discussed. Such counsel shall state that, although such counsel assumes no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraph (ii) and (iii) above, subject to the assumptions, exclusions and qualifications set forth in such counsel’s opinion) made in (a) the Registration Statement or any amendment thereto, (b) the Preliminary Final Prospectus or any amendment or supplement thereto, (c) the Final Prospectus or any amendment or supplement thereto, or (d) the documents incorporated by reference in the Registration Statement or any further amendment or supplement thereto, nothing has come to such counsel’s attention that causes such counsel to believe that:

a.	the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial information included therein, as to which such counsel need not comment) as of its most recent Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

b.	the Final Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which such counsel need not comment) as of its date, or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or

c.	the Disclosure Package (except for any financial statements and financial schedules and other financial information included therein, as to which such counsel need not comment) as of its date or as amended or supplemented, if applicable, as of the Applicable Time contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Manager and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to United States Federal laws. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(d) The Company shall have requested and caused Blake, Cassels & Graydon LLP, Canadian counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) The description of the statutes and regulations set forth in the Final Prospectus under the caption “Business—Environmental and Other Regulations—Canada”, accurately summarizes in all material respects the portions of the statutes and regulations addressed thereby;

(ii) The statements set forth in the Final Prospectus under the caption “Our Manager And Management Related Agreements—Management Agreements”, insofar as they constitute descriptions of the Amended and Restated Management Agreement, 5100 Management Agreement, 2500/3500 Management Agreement, 2500/4250/8500 Management Agreement, First 13100 Management Agreement, Second 13100 Management Agreement, Third 13100 Management Agreement, Fourth 13100 Management Agreement, 4250 Management Agreement, and 4520 Management

Agreement, accurately describe, in all material respects, the portions of the agreements addressed thereby, except that no opinion is expressed with respect to the laws of the Republic of the Marshall Islands, Bermuda, or the Bahamas;

(iii) The statements set forth in the Final Prospectus under the caption “Financing Facilities”, when read in conjunction with the statements set forth in the Company’s annual report for fiscal year ended December 31, 2009, under the caption “Item 4. Information on the Company – B. Business Overview – Financing Facilities, insofar as they constitute descriptions of the amended and restated $1.3 billion credit facility between the Company and Citigroup Global Markets Limited and BNP Paribas, as successor to Fortis Capital Corp., among others, dated May 11, 2007; the $365 million credit facility between Seaspan Corporation and DnB Nor Bank ASA, Credit Suisse, and BNP Paribas, as successor to Fortis Capital Corp., among others, dated May 19, 2006, as amended by Amendment No. 1 on June 29, 2007, and as amended by Amendment No. 2 on August 7, 2007; the $920 million credit facility between Seaspan Corporation and DnB NOR Bank ASA, Credit Suisse, The Export-Import Bank of China, Industrial and Commercial Bank of China Limited, and Sumitomo Mitsui Banking Corporation, Brussels Branch, among others, dated August 8, 2007; the $150 million reducing revolving credit facility among Seaspan Finance II Co. Ltd. and Seaspan Finance III Co. Ltd. as borrowers, Seaspan Corporation as guarantor, and Industrial and Commercial Bank of China Limited dated December 28, 2007; the $291.2 million credit facility between Seaspan Corporation and BNP Paribas, as successor to Fortis Bank S.A./N.V., and The Export-Import Bank of Korea, among others, dated March 17, 2008; and the $235.3 million credit facility between Seaspan Corporation and Sumitomo Mitsui Banking Corporation, among others, dated March 31, 2008, accurately describe, in all material respects, the portions of the agreements addressed thereby, except that no opinion is expressed with respect to the laws of the Republic of the Marshall Islands, the laws of New York, the United States, or the laws of England.

(iv) Each of the Management Agreements has been duly authorized by all necessary corporate action, validly executed, and delivered by the Ship Manager.

(v) Each of the Management Agreements is a valid and binding agreement of the Ship Manager and is enforceable against the Ship Manager in accordance with its terms.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company, the Manager, the Ship Manager and Seaspan International and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of British Columbia and the laws of Canada applicable thereunder. References to the Final Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

(e) The Company shall have requested and caused Ferris, Vaughn, Wills & Murphy LLP, Canadian tax counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) All statements of legal conclusions contained under the caption “Non-U.S. Tax Considerations – Canadian Federal Income Tax Consequences” in the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus are correct and accurate with respect to the matters set forth therein as of the Closing Date and such counsel is of the opinion that the statements under the caption “Non-U.S. Tax Considerations—Canadian Federal Income Tax Consequences” in the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of the Canadian federal income tax matters applicable to those holders who acquire Securities in the connection with the offering thereof;

(ii) The statements set forth in the Preliminary Final Prospectus and the Final Prospectus under the caption “Business – Taxation of the Company – Canadian Taxation” accurately describes the Canadian income tax matters described therein; provided, however, with respect to the opinion referred to in the immediately preceding sentence only, such counsel need express no opinion or comment on any representation or statement of fact, intention or assumption, or of risk (except to the extent of any conclusion of law set out under such description of such Canadian tax risk factor), or of a general nature (except to the extent of any conclusion of law set out under such description of such Canadian tax risk factor), made by or on behalf of the Company in the Preliminary Final Prospectus or the Final Prospectus including, but without restricting the generality of the forgoing, the following statements under such description of such Canadian tax risk factor: “It is not our current intention that our central management and control be exercised in Canada”; “Based on our operations, we do not believe that we are, nor do we expect to be, resident in Canada for purposes of the Canada Tax Act, and we intend that our affairs will be conducted and operated in a manner such that we do not become a resident of Canada under the Canada Tax Act”; “A Canadian resident corporation that carries on an international shipping business, as described in the previous sentence, in the Republic of the Marshall Islands is exempt from income tax under the current laws of the Republic of the Marshall Islands”; “We expect that we will qualify for these statutory exemptions under the Canada Tax Act. Based on our operations, we do not believe that we are, nor do we expect to be, carrying on a business in

Canada for purposes of the Canada Tax Act other than a business that would provide us with these statutory exemptions from Canadian income tax”.

The opinion of such counsel set forth in the two preceding paragraphs is based on the provisions of the Canada Tax Act and the regulations thereunder in force as of the date of such opinion, all specific proposals to amend the Canada Tax Act and the regulations thereunder which have been publicly announced by or on behalf of Minister of Finance (Canada) prior to the date of such opinion (the “Proposed Amendments”) and such counsel’s understanding of existing case law and the current published administrative policies and assessing practices of the Canada Revenue Agency. There can be no assurance that the Proposed Amendments will be implemented in their current form or at all. Such opinion will not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, and will not take into account provincial, territorial or foreign tax legislation or considerations;

(f) The Company shall have requested and caused Dennis J. Reeder, Reeder & Simpson, P.C., Marshall Islands counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus;

(ii) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding Common Shares, the Incentive Shares and the Existing Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when delivered to and paid for by the Underwriters pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus and will be validly issued in accordance with the Statement of Designation, fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(iii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body of the Republic of the Marshall Islands or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Final Prospectus; and the statements included in the 2009 Annual Report incorporated by reference into the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus under the caption “Item 8. Financial Information—A. Financial Statements and Other Financial Information—Dividend Policy” and the statements included in the Preliminary Final Prospectus and the Final Prospectus under the caption “Description of Capital Stock” insofar as such statements constitute a summary of the terms of the capital stock of the Company, Marshall Islands legal matters, documents or proceedings referred to therein, and the statements in the Preliminary Final Prospectus and the Final Prospectus under “Non-United States Tax Consequences—Marshall Islands Tax Consequences”, “Business – Taxation of the Company – Canadian Taxation, “Risk Factors-Risks of Investing in the Series C Preferred Shares - Our ability to pay dividends on and to redeem our Series C Preferred shares is limited by the requirements of Marshall Islands law”, and “Enforceability of Civil Liabilities” insofar as such statements summarize Marshall Islands tax considerations, legal matters, agreements, documents or proceedings, accurately and fairly describe in all material respects such legal matters, agreements, documents or proceedings; provided, however, that such counsel need express no opinion with respect to the laws of Canada;

(iv) Insofar as matters of Marshall Islands law are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(v) Each of this Agreement and the Operative Agreements to which the Company is a party has been duly authorized, validly executed and delivered by the Company;

(vi) To the knowledge of such counsel, no permits of, or declarations or filings with, any governmental or regulatory authorities and all courts and other tribunals, in the Republic of the Marshall Islands, are required for the Company to own or lease, as the case may be, and to operate its properties and to carry on its business in the manner described in the Disclosure Package and the Final Prospectus;

(vii) No consent, registration or qualification under the laws of the Republic of the Marshall Islands is required for the offering, issuance and sale by the Company of the Common Shares, the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement;

(viii) Neither the issue and sale of the Securities, the execution, delivery and performance of this Agreement, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance under Marshall Islands law upon any property or assets of the Company pursuant to (i) the articles of incorporation or by-laws of the Company or (ii) any Marshall Islands statute, law, rule, order, regulation of general application to which the Company is subject;

(ix) All dividends and other distributions declared and payable on the shares of capital stock of the Company, including the Securities, may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Republic of the Marshall Islands;

(x) No documentary, stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of the Marshall Islands or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof; and

(xi) The choice of law provision set forth in Section 14 hereof is legal, valid and binding under the laws of the Republic of the Marshall Islands and such counsel knows of no reason why the courts of the Republic of the Marshall Islands would not give effect to the choice of New York law as the proper law of this Agreement; the Company has the legal capacity to sue and be sued in its own name under the laws of the Republic of the Marshall Islands; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed Puglisi & Associates as its designee, appointee and authorized agent for the purpose described in Section 15 hereof under the laws of the Republic of the Marshall Islands; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts, and assuming the Company is not regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of the Marshall Islands or another sovereign jurisdiction or any division, bureau, office, agency, department or political subdivision thereof, the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in this Agreement are legal, valid and binding under the laws of the Republic of the Marshall Islands and, assuming the foregoing, such counsel knows of no reason why the courts of the Republic of the Marshall Islands would not give effect to the submission and waivers; service of process in the manner set forth in Section 15 of this Agreement, will be effective to confer valid personal jurisdiction over the Company under the laws of the Republic of the Marshall Islands; and provided that the following provisions of the Marshall Islands Uniform Foreign Money-Judgments Recognition Act are complied with:

(a) the judgment was for a sum of money and was final in the jurisdiction;

(b) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of the Marshall Islands as to due process, propriety or public order; and

(c) the defendant was actually present in person or by a duly appointed representative and the judgment did not constitute in effect a default judgment; and a final and conclusive judgment against the Company obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement would be enforceable in the courts of the Republic of the Marshall Islands without a retrial on the merits and so long as the provisions of the Republic of the Marshall Islands Uniform Foreign Money-Judgments Recognition Act are complied with.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Manager and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the Republic of the Marshall Islands. References to the Final Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

(g) The Company shall have requested and caused Watson, Farley & Williams LLP, United Kingdom counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) The statements set forth in the 2009 Annual Report and incorporated by reference into the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus under the caption “Item 4. Information of the Company—B. Business Overview—Financing Facilities”,

when read together with (A) the statements set forth the in the Company’s Report on Form 6-K, filed with the Commission on October 28, 2010 and incorporated by reference into the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus under the caption “Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Reduction of Corporate Guarantee and (B) the statements in the Preliminary Final Prospectus and the Final Prospectus under the caption “Financing Facilities”, insofar as they purport to describe specific features of the $400.0 Million UK Lease Facility, comprise a materially accurate summary of what they describe, except that no opinion is expressed with respect to the laws of the Republic of the Marshall Islands or the laws of New York, United States.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Manager and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of the United Kingdom. References to the Final Prospectus in this paragraph (e) shall also include any supplements thereto at the Closing Date.

(h) The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(j) The Company shall have requested and caused KPMG LLP to have furnished to the Representative, at the date hereof and at the Closing Date, letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are the independent registered public accounting firm of the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and that they have performed a review of the unaudited interim consolidated financial information of the Company as at March 31, 2010, and for the three-month periods ended March 31, 2010 and 2009, as at June 30, 2010, and for the three- and six-month periods ended June 30, 2010, and 2009, and as at September 30, 2010, and for the three- and nine-month periods ended September 30, 2010, and 2009 in accordance with the PCAOB standards for a review of interim financial information as described in AU 722, Interim Financial Information, and stating in effect that:

(i) in their opinion, the audited consolidated financial statements incorporated by reference into the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus and reported on by them comply as to form, in all material respects, with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of: a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with the standards established under PCAOB AU 722, of the unaudited interim consolidated financial statements for the three-month period ended March 31, 2010 and as at March 31, 2010, the six-month period ended June 30, 2010 and as at June 30, 2010 and the nine-month period ended September 30, 2010 and as at September 30, 2010; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of shareholders, directors and any committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to September 30, 2010, nothing came to their attention which caused them to believe that:

(1) any material modifications should be made to said unaudited interim consolidated financial statements incorporated by reference into the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus for them to be in conformity with generally accepted accounting principles; or said unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; or

(2) with respect to the period subsequent to September 30, 2010, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock of the Company, increases in long-term debt, decreases in net current assets or the shareholders’ equity, of the Company, as compared with the amounts shown on the September 30, 2010 combined balance sheet included in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus, or for the period from October 1, 2010 to such specified date there were any decreases, as compared with comparative period in the preceding year, in net revenue or net earnings of the Company, except in all instances for changes or decreases set forth in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus or in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its predecessor) set forth in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus agrees with the financial statements included in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus, the accounting records of the Company and its predecessor, or to other financial information provided by the Company, in which case the sources of such other financial information shall be described, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

(k) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(l) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(m) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section (3)(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) Subsequent to the Closing Date, an application shall have been made for the admission, listing and trading of the Securities on The New York Stock Exchange and the Company is not aware of any reason such application would not be received within 30 days of the Closing Date, and satisfactory evidence of such shall have been provided to the Representative.

(o) On the Closing Date, all of the Operative Agreements will remain in full force and effect.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the

Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been actually incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as referred to in subsection (a)(1) in the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the name of each Underwriter on the cover page and, under the caption “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release and no admission of fault of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively

“Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Common Shares shall have been suspended by the Commission or The New York Stock Exchange, (ii) trading in securities generally on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(l), 7, 8 and 15 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated Global Origination Counsel (fax no.: (212) 449-3207/8), and confirmed to the Global Origination Counsel, Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, Attention: High Grade Transaction Management/Legal (fax no: (646) 855-5958), or, if sent to the Company, will be mailed, delivered or telefaxed to Gerry Wang (tel no.: (604) 482 8777), 2600-200 Granville Street, Vancouver, British Columbia, Canada, V6C 1S4 and confirmed to Sai W. Chu (tel no.: (604) 482 8777), 2600-200 Granville Street, Vancouver, British Columbia, Canada, V6C 1S4..

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, director nominees, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Puglisi & Associates as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Republic of the Marshall Islands.

The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

16. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

17. Arms-length Transactions. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters on the other, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 2:30 p.m. on January 21, 2011.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) the other information, if any, identified in Schedule V hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective including each deemed effective date pursuant to Rule 430B(e)(2) of the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“United States or Canadian Person” shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. “U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Company acknowledges that the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

Seaspan Corporation

By:	/s/ Sai W. Chu
Name: Sai W. Chu
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Pei-Tse Wu
Name: Pei-Tse Wu
Title: Managing Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

ANNEX A

Seaspan Corporation

9.50% Series C Cumulative Redeemable Perpetual Preferred Shares

(Total Issue Size: 10,000,000 Shares)

FINAL TERM SHEET

Dated January 21, 2011

Issuer:	Seaspan Corporation

Title of Securities:	9.50% Series C Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share, liquidation preference $25.00 per share (the “Series C Preferred Shares”)

Trade Date:	January 21, 2011

Settlement Date:	January 28, 2011 (DTC)

Offering Size:	10,000,000 Series C Preferred Shares ($250,000,000 aggregate liquidation preference)

Maturity:	Perpetual

Conversion; Exchange and Preemptive Rights:	Will not have any conversion or exchange rights or be subject or entitled to preemptive rights.

Dividend Payment Dates:	Quarterly on January 30, April 30, July 30 and October 30, commencing April 30, 2011 (each, a “Dividend Payment Date”)

Dividends:	Shall accrue and be cumulative from the date the Series C Preferred Shares are originally issued and shall be payable on each Dividend Payment Date, when, as and if declared by the Issuer’s board of directors.

Dividend Rate:	9.50% per annum per $25.00 of liquidation preference per share (equal to $2.375 per share per annum), subject to increase upon (i) a Covenant Default, (ii) a Cross Default, (iii) a Dividend Payment Default or (iv) a Failure to Redeem (each as defined in the preliminary prospectus), in which case the dividend rate payable on the Series C Preferred Shares shall increase (subject to an aggregate maximum rate per annum of 25% prior to January 30, 2016 and 30% thereafter), to a rate that is 1.25 times the dividend rate payable on the Series C Preferred Shares as of the close of business on the day immediately preceding the Covenant Default, Cross Default, Divided Payment Default or Failure to Redeem, as applicable, and on each subsequent Dividend Payment Date, the dividend rate payable shall increase to a rate that is 1.25 times the dividend rate payable on the Series C Preferred Shares as in effect as of the close of business on the day immediately preceding such Dividend Payment Date, until the Covenant Default, Cross Default or Dividend Payment Default is cured or the Series C Preferred Shares are no longer outstanding.

Optional Redemption:	At the option of the Issuer anytime on or after January 30, 2016, in whole or in part, at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption. A failure to redeem all the Series C Preferred Shares on or prior to January 30, 2017 shall constitute a Failure to Redeem.

Issue Price:	$25.00 per share

Day Count:	30/360

Net Proceeds to the Issuer (before expenses):	$241,250,000

Sole Book-Running Manager and Structuring Agent	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Dahlman Rose & Company, LLC BNP Paribas Securities Corp. DnB NOR Markets, Inc.

Ratings	The Series C Preferred Shares will not be rated by a nationally recognized statistical rating organization.

Listing:	The issuer intends to file an application to list the Series C Preferred Shares on the New York Stock Exchange.

CUSIP/ISIN:	Y75638 125/MHY756381254

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the Series C Preferred Shares and is not soliciting an offer to buy the Series C Preferred Shares in any jurisdiction where the offer or sale is not permitted.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE I

Underwriting Agreement dated January 21, 2011

Registration Statement No. 333-168938

Representative: Merrill Lynch, Pierce, Fenner & Smith Incorporated

Title, Purchase Price and Description of Securities:

Title: 9.50% Series C Cumulative Redeemable Perpetual Preferred Shares ($.01 par value per share, liquidation preference $25.00 per share)

Number of Securities to be sold by the Company: 10,000,000

Price per Share to Public (include accrued dividends, if any): $25.00

Price per Share to the Underwriters – total: $24.125

Other provisions:

Closing Date, Time and Location: January 28, 2011, at 10:00 a.m. at the offices of Cravath, Swaine & Moore, LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019.

Type of Offering: Non-Delayed

Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Representative: March 7, 2011

Modification of items to be covered by the letter from KPMG LLP delivered pursuant to Section 6(h): none

SCHEDULE II

Underwriters	Number of Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,400,000
Citigroup Global Markets Inc.	736,667
Credit Suisse Securities (USA) LLC	736,667
Dahlman Rose & Company, LLC	693,332
BNP Paribas Securities Corp.	216,667
DnB NOR Markets, Inc.	216,667
Total	10,000,000

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

Pricing term sheet dated January 21, 2011

ANNEX B

SCHEDULE IV

Vessels

1) CSCL Zeebrugge

2) CSCL Long Beach

3) CSCL Oceania

4) CSCL Africa

5) COSCO Japan

6) COSCO Korea

7) COSCO Philippines

8) COSCO Malaysia

9) COSCO Indonesia

10) MOL Emerald

11) MOL Eminence

12) MOL Emissary

13) MOL Empire

14) Maersk Merritt

15) Cap Victor

16) Cap York

17) Maersk Moncton

18) CSAV Licanten

19) CSCL Chiwan

20) CSCL Ningbo

21) CSCL Dalian

22) CSCL Felixstowe

23) CSCL Vancouver

24) CSCL Sydney

25) CSCL New York

26) CSCL Melbourne

27) CSCL Brisbane

28) New Delhi Express

29) Dubai Express

30) Jakarta Express

31) Saigon Express

32) Lahore Express

33) Rio Grande Express

34) Santos Express

35) Rio de Janeiro Express

36) Manila Express

37) CSAV Loncomilla

38) CSAV Lumaco

39) CSAV Lingue

40) CSAV Lebu

41) UASC Madinah

42) COSCO Fuzhou

43) COSCO Yingkou

44) CSCL Panama

45) CSCL Montevideo

46) CSCL São Paulo

47) CSCL Lima

48) CSCL Santiago

49) CSCL San Jose

50) CSCL Callao

51) CSCL Manzanillo

52) Guayaquil Bridge

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53) Calicanto Bridge

54) COSCO Thailand

55)	Brotonne Bridge – Leased to Peony Leasing Limited (which subsequently novated the contract to Peony Western Limited) pursuant to the $400.0 million UK lease facility between Seaspan Finance I Co. Ltd. and Peony Leasing Limited dated December 27, 2007.

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SCHEDULE V

Schedule of other information included in the Disclosure Package

None

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Schedulve VI

The amended and restated management agreement dated as of August 8, 2005, as amended and restated as of May 4, 2007 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. (the “Amended and Restated Management Agreement”);

The management agreement dated as of May 18, 2007 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to the 2500 and 3500 TEU vessels (the “2500/3500 Management Agreement”);

The management agreement dated as of May 18, 2007 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to the provision of technical services for the 5100 TEU vessels (the “5100 Management Agreement”)

The management agreement dated as of September 28, 2007 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to the provision of technical services for the 2500, 4250 and 8500 TEU vessels (the “2500/4250/8500 Management Agreement”);

The management agreement dated as of January 28, 2008 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to two 13100 TEU vessels (the “First 13100 Management Agreement”);

The management agreement dated as of March 31, 2008 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to two 13100 TEU vessels (the “Second 13100 Management Agreement”);

The management agreement dated as of March 31, 2008 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to two 13100 TEU vessels (the “Third 13100 Management Agreement”);

The management agreement dated as of February 10, 2010 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to one 13100 TEU vessel (the “Fourth 13100 Management Agreement”);

The management agreement dated as of June 1, 2010 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to one 4250 TEU vessel (the “4250 Management Agreement)”;

The management agreement dated as of October 22, 2010 among the Company, the Manager, the Advisor, the Ship Manager and Seaspan Crew Management Ltd. relating to one 4250 TEU vessel (the “Second 4250 Management Agreement and, together with the Amended and Restated Management Agreement, the 2500/3500 Management Agreement, the 5100 Management Agreement, the 2500/4250/8500 Management Agreement, the First 13100 Management Agreement, the Second 13100 Management

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Agreement, the Third 13100 Management Agreement and the Fourth 13100 Management Agreement, the “Management Agreements”)

The omnibus agreement (the “Omnibus Agreement”) among the Company, the Manager, the Ship Manager, the Advisor, Norsk Pacific Steamship Company Limited, and Seaspan International Ltd. (“Seaspan International”)

The $400.0 million UK lease facility between Seaspan Finance I Co. Ltd. and Peony Leasing Limited dated December 27, 2007,

The trade-mark license agreement between Seaspan International and the Company (the “Seaspan License Agreement”);

The trade-mark license agreement between Washington Corporations (“Washington”) and the Company (the “W License Agreement” and with the Seaspan License Agreement, the “License Agreements”);

The executive employment agreement between the Ship Manager and Gerry Wang, as amended by Amendment No. 1 thereto (the “Wang Employment Agreement”) and the related restrictive covenant agreement among Gerry Wang, the Company and the Ship Manager (the “Wang Restrictive Covenant Agreement”)

The Change of Control Severance Plan for Employees of Seaspan Ship Management Ltd., dated as of January 1, 2009 (the ““Employee Severance Plan”)

The amended and restated $1.3 billion credit facility between Seaspan Corporation and Citigroup Global Markets Limited and Fortis Capital, among others, dated May 11, 2007, the $920 million credit facility between Seaspan Corporation and DnB NOR Bank ASA, Credit Suisse, The Export-Import Bank of China, Industrial and Commercial Bank of China Limited and Sumimoto Mitsui Banking Corporation, Brussels Branch, among others, dated August 8, 2007, ) the $235 million credit facility between Seaspan Corporation and Sumitomo Mitsui Banking Corporation, Sumitomo Banking Corporation, Brussels Branch, Sumitomo Mitsui Banking Corporation Europe Limited, Sumitomo Mitsui Banking Corporation, Brussels Branch and Sumitomo Mitsui Banking Corporation, among others, dated March 31, 2008, the $365 million revolving credit facility between Seaspan Corporation and DnB Nor Bank ASA, Credit Suisse and Fortis Capital Corp., among others, dated May 19, 2006, as amended by Amendment No. 1 on June 29, 2007 and as amended by Amendment No. 2 on August 7, 2007, the $218.4 million credit facility between Seaspan Corporation and Sumitomo Mitsui Banking Corporation, among others, dated October 16, 2006, the $150 million reducing revolving credit facility among Seaspan Finance II Co. Ltd. and Seaspan Finance III Co. Ltd. as borrowers, Seaspan Corporation as guarantor and Industrial and Commercial Bank of China Limited dated December 28, 2007, the $291.2 million credit facility between Seaspan Corporation and Fortis Bank S.A./N.V. and the Import Bank of Korea, among others, dated March 17, 2008 and the $235.3 million credit facility between Seaspan Corporation and Sumitomo Mitsui Banking Corporation, Brussels Branch, among others, dated March 31, 2008 (collectively, the “Credit Facilities”)

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